Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Third Quarter Results

Kansas City, Mo., October 16, 2020. Kansas City Southern (KCS) (NYSE:KSU) reported revenues of $659.6 million, a decrease of 12% from third quarter 2019. Overall, carload volumes were down 4% compared to prior year.

Third Quarter 2020

Third quarter revenues were $659.6 million, a decrease of 12% primarily resulting from lower volumes driven by a decline in demand due to COVID-19 and lower commodity prices, lower fuel surcharge, and unfavorable foreign currency impacts.

Third quarter operating expenses were $388.1 million. Operating income was $271.5 million and the reported operating ratio was 58.8%. Third quarter net income was $190.2 million, or $2.01 per diluted share. Adjusted third quarter operating income, net income and diluted earnings per share were as follows:

(in millions, except operating ratio and diluted earnings per share)	Three Months Ended September 30, 2020
	Operating Income	Operating Ratio	Net Income	Diluted Earnings per Share
GAAP Operating Results	$271.5	58.8%	$190.2	$2.01
Adjustments, Net	0.5	—	(4.7)	(0.05)
Adjusted Operating Results (non-GAAP)	$272.0	58.8%	$185.5	$1.96

See following pages for reconciliations to GAAP

As KCS' outlook improves, the Company has updated and improved elements of its 2020 guidance. The Company now expects adjusted diluted earnings per share to be slightly higher on a year over year basis, and full-year 2020 adjusted operating ratio to be on the low end of the 60% to 61% range. Additionally, previously provided 2020 capital expenditure guidance remains $425.0 million or below. Guidance for 2021 and 2022 capital expenditures remains at ~17% of revenue. Finally, the Company expects free cash flow to be approximately $550 million in 2020. See the following pages for a reconciliation of historical free cash flow.

The Company intends to enter into accelerated share repurchase agreements on or around October 16, 2020 for the repurchase of approximately $500 million of its outstanding shares of common stock. This will be executed under the Company’s $2 billion share repurchase program announced on November 12, 2019.

“Kansas City Southern’s strong third quarter results demonstrate the Company’s resiliency and the tremendous discipline and focus of our workforce,” stated President and Chief Executive Officer, Patrick J. Ottensmeyer. “Our service was tested this quarter with an unprecedented volume recovery and two hurricanes that struck the heart of our network. KCS responded by steadfastly executing the lessons learned in its Precision Scheduled Railroading (PSR) implementation, which included aligning resources with rapidly increasing demand while maintaining a keen focus on preserving efficiencies created from PSR principles.

"Our performance this year has been remarkable given the challenges we have faced. This strong and sustainable operational performance has given us confidence to reintroduce elements of our guidance. Our outlook has improved for adjusted operating ratio, free cash flow and adjusted diluted earnings per share, and the Company is positioned to deliver superior growth and customer service.

“It is from this position of solid financial performance, confidence in the sustainability of our operations, outlook for our business and our outstanding liquidity and financial position that we announce our intent to enter into a new $500 million accelerated share repurchase."

Statement Regarding Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying third quarter 2020 earnings release contains non-GAAP financial measures. KCS management believes that certain non-GAAP financial measures used to review and in certain cases manage the Company's business fall within the meaning of Regulation G (Disclosure of non-GAAP financial measures) and may provide its users of the financial information with additional meaningful comparison when reviewing the Company's results. KCS management uses non-GAAP information in its planning and forecasting processes and to further analyze its own financial trends and operational performance, as well as making financial comparisons to prior periods presented on a similar basis. Management believes investors and users of the Company's financial information should consider all of the above factors when evaluating KCS's results.
These non-GAAP measures should be viewed as a supplement and not considered a substitute for GAAP measures. Some of KCS's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended September 30, 2020
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$238.7	$48.5	$190.2	$2.01
Adjustments for:
Restructuring charges	0.5	0.1	0.4	—
Foreign exchange gain	(7.7)	(2.3)	(5.4)	(0.05)
Foreign exchange component of income taxes	—	(0.3)	0.3	—
Adjusted	$231.5	$46.0	185.5
Less: Noncontrolling interest and preferred stock
dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$185.0	$1.96

	Three Months Ended September 30, 2019
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$254.8	$74.2	$180.6	$1.81
Adjustments for:
Restructuring charges	12.0	3.2	8.8	0.09
Foreign exchange loss	3.4	1.0	2.4	0.02
Foreign exchange component of income taxes	—	(2.3)	2.3	0.02
Adjusted	$270.2	$76.1	194.1
Less: Noncontrolling interest and preferred stock
dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$193.6	$1.94

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended		Nine Months Ended
Operating Expenses	September 30,		September 30,
	2020	2019	2020	2019
Operating expenses as reported	$388.1	$465.7	$1,198.5	$1,486.2
Adjustment for restructuring charges	(0.5)	(12.0)	(17.0)	(130.5)
Adjusted operating expenses - see (b) below	$387.6	$453.7	$1,181.5	$1,355.7

Operating income as reported	$271.5	$282.0	$740.7	$650.3
Adjusted operating income - see (b) below	272.0	294.0	757.7	780.8

Operating ratio (c) as reported	58.8%	62.3%	61.8%	69.6%
Adjusted operating ratio - see (b) and (c) below	58.8%	60.7%	60.9%	63.5%

Free Cash Flow	Nine Months Ended
	September 30,
	2020	2019
Net cash provided by operating activities	$819.9	$858.8
Net cash used for investing activities	(413.2)	(540.3)
Free cash flow - see (d) below	$406.7	$318.5

(a)The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.
(b)The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.
(c)Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.
(d)The Company believes free cash flow is a useful measure of liquidity as it demonstrates the Company's ability to generate cash for debt obligations, dividend payments, share repurchases, and other strategic opportunities. Free cash flow is considered a non-GAAP financial measure under SEC Regulation G and Regulation S-K Item 10(e). As such, free cash flow does not have any standardized meaning prescribed by GAAP and therefore, may not be comparable to similar measures presented by other companies. Free cash flow is defined as cash provided by operating activities less cash used in investing activities. A reconciliation for the Company's target free cash flow for 2020 is not provided because, as a forward-looking statement, it is not available without unreasonable efforts. The Company believes the information provided is useful to investors as a measure of liquidity that can be considered together with the Company's historical disclosures of this measure.

Investor Conference Call and Webcast
KCS will also hold its third quarter 2020 earnings conference call on Friday, October 16, 2020 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into investors.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (844) 308-6428 from the U.S., or (412) 317-5409 from all other countries.

A replay of the presentation will be available by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 from all other countries and entering conference ID 10147562. The webcast replay and presentation materials will be archived on the company’s website.

About Kansas City Southern
Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

Forward-Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. In addition, management may make forward-looking statements orally or in other writing, including, but not limited to, in press releases, quarterly earnings calls, executive presentations, in the annual report to stockholders and in other filings with the Securities and Exchange Commission. Readers can usually identify these forward-looking statements by the use of such words as "may," "will," "should," "likely," "plans," "projects," "expects," "anticipates," "believes" or similar words. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements as a result of a number of factors or combination of factors including, but not limited: public health threats or outbreaks of communicable diseases, such as the ongoing COVID-19 pandemic and its impact on KCS’s business, suppliers, consumers, customers, employees and supply chains; rail accidents or other incidents or accidents on KCS’s rail network or at KCS’s facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; legislative and regulatory developments and disputes, including environmental regulations; loss of the rail concession of Kansas City Southern’s subsidiary, Kansas City Southern de México, S.A. de C.V.; domestic and international economic, political and social conditions; disruptions to the Company’s technology infrastructure, including its computer systems; increased demand and traffic congestion; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; natural events such as severe weather, hurricanes and floods; the outcome of claims and litigation involving the Company or its subsidiaries; competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; the termination of, or failure to renew, agreements with customers, other railroads and third parties; fluctuation in prices or availability of key materials, in particular diesel fuel; access to capital; climate change and the market and regulatory responses to climate change; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities, war or other acts of violence; and other factors affecting the operation of the business; and other risks identified in this news release, in KCS's Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports filed by KCS with the Securities and Exchange Commission.
Forward-looking statements reflect the information only as of the date on which they are made. KCS does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues	$659.6	$747.7	$1,939.2	$2,136.5
Operating expenses:
Compensation and benefits	117.4	134.8	354.6	392.0
Purchased services	47.3	53.4	145.2	162.9
Fuel	50.8	87.1	165.2	257.8
Equipment costs	23.9	25.1	63.9	81.8
Depreciation and amortization	89.2	86.5	267.9	262.7
Materials and other	59.0	66.8	184.7	198.5
Restructuring charges	0.5	12.0	17.0	130.5
Total operating expenses	388.1	465.7	1,198.5	1,486.2
Operating income	271.5	282.0	740.7	650.3
Equity in net earnings (losses) of affiliates	(1.3)	2.1	(0.1)	3.6
Interest expense	(39.5)	(27.9)	(111.8)	(84.1)
Debt retirement costs	—	—	—	(0.6)
Foreign exchange gain (loss)	7.7	(3.4)	(44.0)	9.5
Other income, net	0.3	2.0	2.5	2.2
Income before income taxes	238.7	254.8	587.3	580.9
Income tax expense	48.5	74.2	134.5	168.0
Net income	190.2	180.6	452.8	412.9
Less: Net income attributable to noncontrolling interest	0.4	0.4	1.5	1.2
Net income attributable to Kansas City Southern and subsidiaries	189.8	180.2	451.3	411.7
Preferred stock dividends	0.1	0.1	0.2	0.2
Net income available to common stockholders	$189.7	$180.1	$451.1	$411.5

Earnings per share:
Basic earnings per share	$2.02	$1.81	$4.76	$4.12
Diluted earnings per share	$2.01	$1.81	$4.74	$4.10

Average shares outstanding (in thousands):
Basic	93,876	99,296	94,672	99,939
Effect of dilution	504	403	477	405
Diluted	94,380	99,699	95,149	100,344

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Third Quarter 2020 and 2019

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Third Quarter		%	Third Quarter		%	Third Quarter		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Chemical & Petroleum
Chemicals	$60.1	$65.5	(8%)	24.3	25.7	(5%)	$2,473	$2,549	(3%)
Petroleum	95.1	89.1	7%	48.5	42.2	15%	1,961	2,111	(7%)
Plastics	36.7	39.6	(7%)	18.7	19.5	(4%)	1,963	2,031	(3%)
Total	191.9	194.2	(1%)	91.5	87.4	5%	2,097	2,222	(6%)

Industrial & Consumer Products
Forest Products	59.6	64.3	(7%)	25.3	26.6	(5%)	2,356	2,417	(3%)
Metals & Scrap	41.5	59.6	(30%)	25.6	30.5	(16%)	1,621	1,954	(17%)
Other	25.3	32.0	(21%)	22.8	24.3	(6%)	1,110	1,317	(16%)
Total	126.4	155.9	(19%)	73.7	81.4	(9%)	1,715	1,915	(10%)

Agriculture & Minerals
Grain	74.6	78.3	(5%)	37.8	37.9	—	1,974	2,066	(4%)
Food Products	38.2	40.0	(5%)	15.3	15.7	(3%)	2,497	2,548	(2%)
Ores & Minerals	5.5	6.7	(18%)	7.7	8.9	(13%)	714	753	(5%)
Stone, Clay & Glass	7.0	8.7	(20%)	3.2	3.5	(9%)	2,188	2,486	(12%)
Total	125.3	133.7	(6%)	64.0	66.0	(3%)	1,958	2,026	(3%)

Energy
Utility Coal	28.9	35.1	(18%)	32.9	38.6	(15%)	878	909	(3%)
Coal & Petroleum Coke	10.2	11.3	(10%)	13.5	13.6	(1%)	756	831	(9%)
Frac Sand	2.3	7.4	(69%)	2.0	5.3	(62%)	1,150	1,396	(18%)
Crude Oil	5.4	11.2	(52%)	3.1	7.2	(57%)	1,742	1,556	12%
Total	46.8	65.0	(28%)	51.5	64.7	(20%)	909	1,005	(10%)

Intermodal	89.1	100.5	(11%)	264.7	260.2	2%	337	386	(13%)

Automotive	48.5	64.8	(25%)	32.1	39.2	(18%)	1,511	1,653	(9%)

TOTAL FOR COMMODITY GROUPS	628.0	714.1	(12%)	577.5	598.9	(4%)	$1,087	$1,192	(9%)

Other Revenue	31.6	33.6	(6%)

TOTAL	$659.6	$747.7	(12%)

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date September 30, 2020 and 2019

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Chemical & Petroleum
Chemicals	$174.8	$187.6	(7%)	70.1	76.6	(8%)	$2,494	$2,449	2%
Petroleum	261.5	253.4	3%	131.7	121.6	8%	1,986	2,084	(5%)
Plastics	112.7	110.1	2%	56.2	55.5	1%	2,005	1,984	1%
Total	549.0	551.1	—	258.0	253.7	2%	2,128	2,172	(2%)

Industrial & Consumer Products
Forest Products	186.3	193.9	(4%)	76.9	81.3	(5%)	2,423	2,385	2%
Metals & Scrap	144.2	176.5	(18%)	80.4	91.6	(12%)	1,794	1,927	(7%)
Other	75.5	85.6	(12%)	67.8	67.6	—	1,114	1,266	(12%)
Total	406.0	456.0	(11%)	225.1	240.5	(6%)	1,804	1,896	(5%)

Agriculture & Minerals
Grain	216.5	224.2	(3%)	106.2	109.3	(3%)	2,039	2,051	(1%)
Food Products	119.9	110.4	9%	47.0	44.9	5%	2,551	2,459	4%
Ores & Minerals	16.6	19.0	(13%)	22.4	25.0	(10%)	741	760	(3%)
Stone, Clay & Glass	21.2	25.4	(17%)	9.2	10.6	(13%)	2,304	2,396	(4%)
Total	374.2	379.0	(1%)	184.8	189.8	(3%)	2,025	1,997	1%

Energy
Utility Coal	75.7	95.1	(20%)	87.7	102.5	(14%)	863	928	(7%)
Coal & Petroleum Coke	31.3	31.9	(2%)	43.0	43.1	—	728	740	(2%)
Frac Sand	7.8	22.1	(65%)	6.6	15.7	(58%)	1,182	1,408	(16%)
Crude Oil	27.6	34.4	(20%)	15.9	18.9	(16%)	1,736	1,820	(5%)
Total	142.4	183.5	(22%)	153.2	180.2	(15%)	930	1,018	(9%)

Intermodal	241.3	273.0	(12%)	689.3	725.7	(5%)	350	376	(7%)

Automotive	118.0	193.3	(39)%	75.9	118.5	(36%)	1,555	1,631	(5%)

TOTAL FOR COMMODITY GROUPS	1,830.9	2,035.9	(10%)	1,586.3	1,708.4	(7%)	$1,154	$1,192	(3%)

Other Revenue	108.3	100.6	8%

TOTAL	$1,939.2	$2,136.5	(9%)